UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292

(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)
2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)
(772) 287-2414

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities
On March 9, 2010, Liberator Medical Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued and sold to a single institutional investor (the “Investor”) an aggregate of 4,666,667 shares of the Company’s common stock, par value $.001 per share, in a private placement at a price of $1.50 per share, resulting in aggregate gross proceeds to the Company of $7.0 million. A copy of the form of Purchase Agreement is attached as Exhibit 4.1 to this current report and is incorporated herein by this reference.
Pursuant to the terms of the Purchase Agreement, the Company has provided the Investor certain demand registration rights covering the resale of all of the shares issued in the private placement, as well piggy-back registration rights in certain circumstances. The securities were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Regulation D and Section 4(2). The securities were issued directly by the Company and did not involve a public offering or general solicitation. The Investor in the private placement is an “Accredited Investor,” as that term is defined in Rule 501 of Regulation D.
At closing of the Purchase Agreement, Mark A. Libratore, the Company’s President, Chairman and Chief Executive Officer, entered into a Stockholders Agreement with the Investor. Pursuant to the Stockholders Agreement, Mr. Libratore agreed to vote his shares of common stock of the Company in favor of the election of a director to be designated by the Investor. A copy of the Stockholder Agreement is annexed as Exhibit 4.2 to this current report and is incorporated herein by this reference.
On February 5, 2010, the Company entered into an Investment Banking Agreement (the “Investment Banking Agreement”) with Littlebanc Advisors LLC, securities through Wilmington Capital Securities, LLC (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent to act as its agent. As compensation for the Placement Agent’s services, the Placement Agent received an aggregate of $350,000 in commissions and a five-year warrant to purchase 233,333 shares of the Company’s common stock at an exercise price of $2.50 per share. A copy of the Investment Banking Agreement is attached as Exhibit 10.1 to this current report and is incorporated herein by this reference. In July 2009 the Company entered into a Research and Consulting Agreement with Littlebanc Advisors LLC, for consulting services. A copy of the Research and Consulting Agreement is attached hereto as Exhibit 10.2.
A copy of the press release issued in connection with the private placement is attached as Exhibit 99.1 to this Current Report is incorporated herein by reference.

The description of the private placement in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 4.1 to this Current Report and the Stockholders Agreement filed as Exhibit 4.2 to this Current Report (collectively, the “Transaction Documents”). The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations and warranties. Investors and security holders should not rely on the representations or warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement by and between Liberator Medical Holdings, Inc., and Kinderhook Partners, Inc., dated March 9, 2010

4.2	Stockholders Agreement by and between Mark A. Libratore and Kinderhook Partners, L.P., dated March 9, 2010

10.1	Investment Banking Agreement by and among Liberator Medical Holdings, Inc., Littlebanc Advisors LLC, and Wilmington Securities, LLC, dated February 5, 2010

10.2	Research and Consulting Agreement by and between Liberator Medical Holdings, Inc., and Littlebanc Advisors LLC, dated June 21, 2009

99.1	Press Release issued by Liberator Medical Holdings, Inc., on March 10, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC. Registrant
Dated: March 11, 2010	/s/ Mark A. Libratore
Mark A. Libratore, President

EXHIBIT INDEX
4.1	Securities Purchase Agreement by and between Liberator Medical Holdings, Inc. and Kinderhook Partners, Inc., dated March 9, 2010

4.2	Stockholders Agreement by and between Mark A. Libratore and Kinderhook Partners, L.P., dated March 9, 2010

10.1	Investment Banking Agreement by and among Liberator Medical Holdings, Inc., Littlebanc Advisors LLC, and Wilmington Securities, LLC, dated February 5, 2010

10.2	Research and Consulting Agreement by and between Liberator Medical Holdings, Inc., and Littlebanc Advisors LLC, dated June 21, 2009

99.1	Press Release issued by Liberator Medical Holdings, Inc., on March 10, 2010.